SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              --------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         Date of report: March 6, 1998
                       (Date of earliest event reported)



                                 NSC CORPORATION
                  (Exact Name of Registrant as Specified in Charter)



      DELAWARE                      018597                  31-1295113
(State or other Jurisdiction      (Commission              (IRS Employer
     of Incorporation)            file number)        Identification Number)


   49 DANTON DRIVE, METHUEN, MA                             01844
(Address of Principal Executive Offices)                 (ZIP code)


                                  978-557-7300
               Registrant's telephone number, including area code



                                       N/A
        (Former Name or Former Address, if Changed Since Last Report)

Item 1.   Change in Control of Registrants

On   March  6,  1998,    OHM  Corporation    "OHM")   completed  its  previously
announced special pro rata distribution ("Special Distribution") to its shareholders of all the shares of Common Stock of NSC Corporation (the "Company") that were held by OHM. The Company believes that a wholly subsidiary of Rust International, Inc. ("Rust International") was the owner of approximately 35% of the outstanding OHM Common Stock on the record date for the Special Distribution and that Rust Industrial Services, Inc., a wholly-owned subsidiary of Rust International is the owner of approximately 41% of the outstanding Common Stock of the Company. As a result of the Special Distribution, the Company believes that Rust International and its affiliates beneficially own approximately 54% of the outstanding Common Stock of the Company.

                                   SIGNATURES

Pursuant  to  the  requirements  of the  Securities  Exchange  Act  of 1934, the
registrant  has  duly  caused   this  report  to  be signed on its behalf by the
undersigned duly authorized.


                                          NSC CORPORATION


Date:  March 19, 1998               By:   /s/  Efstathios A. Kouninis
                                    ------------------------------
                                    Efstathios A. Kouninis,
                                    Vice President, Finance, Treasurer
                                    Corporate Controller and Secretary